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                                                                    EXHIBIT 23.4


         To the Board of Directors of MSI Holdings, Inc.

         We consent to the use of our name under the heading Legal Matters in the registration statement amendment number 2 on Form S-3 (Registration No. 333-31726) for the above named company.


/s/ VIAL, HAMILTON, KOCH & KNOX, L.L.P.
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Vial, Hamilton, Koch & Knox, L.L.P.
Dallas, Texas
June 19, 2000